UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2016, Vapor Corp. (the “Company”) notified the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) that it is withdrawing its request to the Nasdaq Listing Qualifications Panel (the “Panel”) for an appeal of the delisting determination made by the Staff on January 22, 2016. As a result, the Company’s shares of common stock will be suspended from The Nasdaq Capital Market at the open of business on Wednesday, February 17, 2016. Nasdaq will file a Form 25 Notification of Delisting with the Securities Exchange Commission relating to the delisting of the Company’s common stock. The official delisting of the Company’s common stock will become effective ten days thereafter.

Item 8.01 Other Events

On February 17, 2016, the Company issued a press release regarding the withdrawal of its request for an Appeal before the Panel regarding the Staff’s delisting determination. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: February 17, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 17, 2016